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                                EXHIBIT (8)(i)(1)

                   AMENDMENT NO. 20 TO PARTICIPATION AGREEMENT
                              (AEGON/TRANSAMERICA)

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                               AMENDMENT NO. 20 TO
                          PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

     Amendment No. 20 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Contracts") and certain variable life insurance policies (the "Policy") under the Securities Act of 1933; and

     WHEREAS, Transamerica Life Insurance Company of New York ("TONY"), an affiliate of Transamerica, AUSA Life, Peoples, TOLIC and TALIAC has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY has, by resolution of its Board of Directors, duly organized and established the Separate Account VA-2LNY (the "Accounts") as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Contracts and Policy and such variable annuity contracts and variable life insurance policy will be partly funded by the Fund; and

     WHEREAS, Transamerica and TONY has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica and TONY intend to purchase shares in one or more of the portfolios of the Fund to fund their respective Contracts and Policy on behalf of the Accounts, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 20, and as Schedule A may be amended from time to time; and

     WHEREAS, each of the current parties is desirous of adding Transamerica New York as a party, subject to the same terms and conditions, to the Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate accounts, Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY, through its separate account, Separate Account VA-2LNY, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L, Separate Account VL A and Separate Account VA-2LNY, as additional "Accounts;" to add the Retirement Income Builder Variable Annuity, Retirement Income Builder III Variable Annuity, Dreyfus Advisor Advantage Variable Annuity, Dreyfus Access Advantage Variable Annuity, Dreyfus/Transamerica Triple Advantage(R) Variable Annuity contracts and the Transamerica Variable Life policy issued by Transamerica and the Dreyfus/Transamerica

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Triple Advantage(R) Variable Annuity (NY) contract issued by TONY, to the list of "Policies;" and to delete reference to the Transamerica Landmark ML Variable Annuity contract from the list of "Policies;" and to add the Van Kampen Money Market Portfolio, the Van Kampen Asset Allocation Portfolio, the Van Kampen Active International Allocation Portfolio, the Transamerica U.S. Government Securities Portfolio, the Transamerica Growth Opportunities Portfolio, the Transamerica Equity Portfolio, Transamerica Convertible Securities Portfolio, the T. Rowe Price Growth Stock Portfolio, the T. Rowe Price Equity Income Portfolio, the Protected Principal Stock Portfolio, the PIMCO Total Return Portfolio, the Moderately Aggressive Asset Allocation Portfolio, the Moderate Asset Allocation Portfolio, the MFS High Yield Portfolio, the Jennison Growth Portfolio, the Janus Growth II Portfolio, the Janus Balanced Portfolio the J.P. Morgan Enhanced Index Portfolio, the Dreyfus Small Cap Value Portfolio, the Conservative Asset Allocation Portfolio, the Capital Guardian Value Portfolio, the Capital Guardian U.S. Equity Portfolio, the Capital Guardian Global Portfolio, and the Aggressive Asset Allocation Portfolio to the list of "Portfolios", to delete reference to the C.A.S.E. Growth Portfolio and to delete reference to the AEGON Balanced Portfolio, to change the name of the J.P. Morgan Real Estate Securities Portfolio to Clarion Real Estate Securities Portfolio, to change the name of the NWQ Value Equity Portfolio to PBHG/NWQ Value Select Portfolio, to change Pilgrim Baxter Mid Cap Growth to PBHG to Mid Cap Growth and to change the name of the J.P. Morgan Money Market Portfolio to Transamerica Money Market Portfolio of the AEGON/Transamerica Series Fund, Inc.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2002.

TRANSAMERICA LIFE INSURANCE COMPANY      AEGON/TRANSAMERICA SERIES FUND, INC.
By its authorized officer                By its authorized officer


By: /s/ Larry N. Norman                  By: /s/ John K. Carter
    --------------------------               --------------------------
    Larry N. Norman                          John K. Carter
    Title: President                         Title: Vice President, Secretary
                                                    and General Counsel

AUSA LIFE INSURANCE COMPANY, INC.        PEOPLES BENEFIT LIFE INSURANCE COMPANY
By its authorized officer                By its authorized officer


By: /s/ Larry N. Norman                  By: /s/ Larry N. Norman
    --------------------------               --------------------------
    Larry N. Norman                          Larry N. Norman
    Title: Vice President                    Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE             TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                        AND ANNUITY COMPANY
By its authorized officer                By its authorized officer


By: /s/ Priscilla I. Hechler             By: /s/ Priscilla I. Hechler
    --------------------------               --------------------------
    Priscilla I. Hechler                     Priscilla I. Hechler
    Title: Assistant Vice President and      Title: Assistant Vice President and
           Assistant Secretary                      Assistant Secretary

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                               AMENDED SCHEDULE A
                              Effective May 1, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:     Separate Account VA B
              Separate Account VA BNY
              Mutual Fund Account
              Separate Account VA A
              Separate Account VA C
              Separate Account VA D
              Retirement Builder Variable Annuity Account
              AUSA Life Insurance Company, Inc. Separate Account C
              Peoples Benefit Life Insurance Company Separate Account V
              Legacy Builder Variable Life Separate Account
              AUSA Series Life Account
              AUSA Series Annuity Account
              Transamerica Occidental Life Separate Account VUL-3
              Separate Account VA E
              Separate Account VA F
              Transamerica Occidental Life Separate Account VUL-4
              Transamerica Occidental Life Separate Account VUL-5
              Transamerica Life Insurance and Annuity Company on behalf
                    of its Separate Account VA-8
              Separate Account VA J
              Transamerica Occidental Life Separate Account VUL-6
              TA PPVUL 1
              Separate Account K
              Separate Account H
              Separate Account G
              Separate Account VA-2LNY
              Separate Account VA-2L
              Separate Account VL A

Policies:     Transamerica Landmark Variable Annuity
              AUSA Landmark Variable Annuity
              The Atlas Portfolio Builder Variable Annuity
              Transamerica EXTRA Variable Annuity
              Transamerica Access Variable Annuity
              Retirement Income Builder II Variable Annuity
              AUSA & Peoples - Advisor's Edge Variable Annuity
              Peoples - Advisor's Edge Select Variable Annuity
              Legacy Builder Plus
              AUSA Financial Freedom Builder
              Transamerica Elite
              Privilege Select Variable Annuity
              Estate Enhancer Variable Life

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                         AMENDED SCHEDULE A (continued)

Policies (continued):

              TransSurvivor Life Variable Universal Life
              TransMark Optimum Choice Variable Annuity
              TransUltra(R) Variable Universal Life
              AUSA Freedom Elite Builder
              AUSA Premier Variable Annuity
              Immediate Income Builder II
              Premier Asset Builder Variable Annuity
              TransAccumulator VUL cv
              AUSA Freedom Wealth Protector
              Advantage V
              Retirement Income Builder Variable Annuity
              Retirement Income Builder III Variable Annuity
              Dreyfus Advisor Advantage Variable Annuity
              Dreyfus Access Advantage Variable Annuity
              Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life

Portfolios:   AEGON/Transamerica Series Fund, Inc.
                  Janus Growth
                  AEGON Bond
                  Transamerica Money Market
                  Janus Global
                  LKCM Strategic Total Return
                  Van Kampen Emerging Growth
                  Alger Aggressive Growth
                  Federated Growth & Income
                  PBHG/NWQ Value Select
                  GE U.S. Equity
                  Clarion Real Estate Securities
                  T. Rowe Price Dividend Growth
                  T. Rowe Price Small Cap
                  Goldman Sachs Growth
                  PBHG Mid Cap Growth
                  Salomon All Cap
                  Dreyfus Mid Cap
                  Third Avenue Value
                  Transamerica Value Balanced
                  Great Companies - America(SM)
                  Great Companies - Technology(SM)
                  Value Line Aggressive Growth

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                         AMENDED SCHEDULE A (continued)

Portfolios:   AEGON/Transamerica Series Fund, Inc. (continued)

                  Gabelli Global Growth
                  Great Companies - Global/2/
                  LKCM Capital Growth
                  American Century International
                  American Century Income & Growth
                  Munder Net50
                  BlackRock Large Cap Value
                  BlackRock Mid Cap Growth
                  BlackRock Global Science & Technology
                  Aggressive Asset Allocation
                  Capital Guardian Global
                  Capital Guardian U.S. Equity
                  Capital Guardian Value
                  Conservative Asset Allocation
                  Dreyfus Small Cap Value
                  J.P. Morgan Enhanced Index
                  Janus Balanced
                  Janus Growth II
                  Jennison Growth
                  MFS High Yield
                  Moderate Asset Allocation
                  Moderately Aggressive Asset Allocation
                  PIMCO Total Return
                  Protected Principal Stock
                  T. Rowe Price Equity Income
                  T. Rowe Price Growth Stock
                  Transamerica Equity
                  Transamerica Convertible Securities
                  Transamerica Growth Opportunities
                  Transamerica U.S. Government Securities
                  Van Kampen Active International Allocation
                  Van Kampen Asset Allocation
                  Van Kampen Money Market